EXHIBIT 10.3

AGREEMENT TO AMEND 2017 PERFORMANCE LEVERAGED STOCK UNIT
AGREEMENT

This Agreement (“Agreement”) effective February 21, 2019 is made between Newmont Mining Corporation (the “Company”) and Gary Goldberg (“Executive”).

WHEREAS, the Company provided Executive with a notice of grant and award agreement for 2017 Performance Leveraged Stock Units (“2017 PSU Agreement), pursuant to the terms of the 2017 Senior Executive Compensation Program (“2017 Program”);

WHEREAS, Section 1.11 of the 2017 Program defines retirement as Normal Retirement or Early Retirement both as defined in the Pension Plan of Newmont Mining (or any successor plan), regardless of the relevant Employee’s participation in the Pension Plan of Newmont Mining (or any successor plan).  Retirement under the Pension Plan of Newmont Mining is more specifically described as:

If a participant under:	You qualify if:
Final Average Pay	- You are age 55 and have 10 years of service - You are age 62
Stable Value Plan	- Age 65

WHEREAS, Section 1.13 of the 2018 Senior Executive Compensation Program (2018 Program”) defines retirement as at least age 55, and, at least 5 years of continuous employment with Newmont Mining and/or an Affiliated Entity, and, a total of at least 65 when adding age plus years of employment.

WHEREAS, the Executive and the Company wish to amend Executive’s 2017 PSU Agreement.

NOW, THEREFORE, in consideration of Executive’s deferral of his retirement date to the fourth quarter of 2019 Executive and Company agree as follows:

1. Executive’s 2017 PSU Agreement is hereby amended to define retirement consistent with the 2018 Program, namely retirement for purposes of executive’s 2017 PSU Agreement shall be defined as at least age 55, and, at least 5 years of continuous employment with Newmont Mining and/or an Affiliated Entity, and, a total of at least 65 when adding age plus years of employment;

2. This Agreement shall be binding upon the Executive, the Executive’s legal representatives, heirs, legatees, and distributees, and upon the Company, its successors, and assigns;
3. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such

2642805 v.2

provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

4. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 20th day of February, 2019.

NEWMONT MINING CORPORATION	EXECUTIVE
/s/ William MacGowan By: William MacGowan Title: EVP Human Resources	/s/ Gary J. Goldberg Name: Gary J. Goldberg